SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                      FORM 8-K




                                   CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


                  Date Of Report (date of earliest event reported)
                                     May 18, 1994


                                UNIVAR CORPORATION
               (Exact name of registrant as specified in its charter)



           Delaware                    1-5858                   91-
0816142
           --------                    ------                   --------
- - --
           (State of                 (Commission               (IRS
Employer
         Incorporation)              File Number)
Identification No.)


                                6100 Carillon Point
                            Kirkland, Washington 98033
                      (Address of principal executive office)


                 Registrant's telephone number, including area code:

                                  (206) 889-3400
Item 5. Other Events
- - --------------------

     Univar Corporation ("Univar") and Pakhoed Investeringen B.V., a wholly owned subsidiary of Royal Pakhoed N.V. ("Pakhoed") are the owners of Univar Europe N.V. Univar owns 51% of Univar Europe and Pakhoed owns 49%.

     At the time of the organization of Univar Europe in 1991, Univar and Pakhoed entered into a Shareholder Agreement which gave Pakhoed a unilateral right to require Univar to acquire Pakhoed's 49% interest in Univar Europe.

     On May 18, 1994, Pakhoed gave notice to Univar that Pakhoed had elected to require Univar to purchase Pakhoed's interest in Univar Europe. Under the terms of the Shareholder Agreement, Univar may designate the date on which it will purchase said interest, so long as the actual date of purchase is not later that February 18, 1995. The date has not been set by Univar.

     Because most of the purchase price for Pakhoed's interest will be paid in various European currencies whose exchange rates fluctuate, the actual purchase price for Pakhoed's interest in Univar Europe cannot be determined until the date of purchase occurs. However, the anticipated purchase price is approximately $25 million.









SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNIVAR CORPORATION


Dated:  May 19, 1994                By:  /s/ Gary E. Pruitt
                                         --------------------------
                                         Vice President-Finance and
Treasurer